UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 31, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2005, Nautilus, Inc. (the “Company”) and Greggory C. Hammann, the Company’s President, Chief Executive Officer and Chairman (“Executive”), entered into the First Amendment to Nonstatutory Stock Option Agreement (the “First Amendment”), which amends the Nonstatutory Stock Option Agreement with Mr. Hammann originally entered into in July 2003.

The following is a summary of the material revisions to the prior Nonstatutory Stock Option Agreement that are incorporated in the First Amendment:

1.	The exercise price for option shares vesting on or after January 1, 2005 was changed from $8.39 per share to $10.39 per share. The exercise price for option shares vesting prior to January 1, 2005 remains $8.39 per share.

2.	During the remaining vesting period, the Company will make a payment to Executive on each subsequent vesting date in an amount equal to $2.00 multiplied by the number of shares that vest on such date. The payment in respect to those shares that vested on or after January 1, 2005, but prior to the date of the First Amendment, was delivered in connection with execution of the First Amendment.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Nonstatutory Stock Option Agreement dated December 31, 2005, by and between the Company and Greggory C. Hammann.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

January 5, 2006	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial
Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Nonstatutory Stock Option Agreement dated December 31, 2005, by and between the Company and Greggory C. Hammann.